Exhibit 32.2

CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Tilden Associates, Inc. (the "Company") on Form10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on April 14, 2004 (the "Report"), I, Marvin
E. Kramer, Vice-President of Law and Finance of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Marvin E. Kramer
------------------------
Marvin E. Kramer
Vice-President of Law and Finance
April 14, 2005